UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2006

COMMUNITY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16461	63-0868361
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68149 Main Street, Blountsville, Alabama 35031

(Address of Principal Executive Offices, including Zip Code)

(205) 429-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 27, 2006, the Board of Directors of Community Bancshares, Inc. (the “Company”) declared a cash dividend of $0.23 per share of Company common stock (the “Dividend”) payable to stockholders of record as of the close of business on November 6, 2006. Pursuant to the mutual agreement of the Company and Superior Bancorp, the Dividend constitutes the dividend permitted under Section 6.2(k) of the Agreement and Plan of Merger, dated as of April 29, 2006, between the Company and Superior Bancorp.

On October 31, 2006, the Company and Superior Bancorp issued a joint press release (the “Press Release”) in which the Company announced the Dividend and both companies announced that they expect to complete the merger of the Company with and into Superior Bancorp at the close of business on November 7, 2006, following the record date for the Dividend. Pursuant to General Instruction F to the Commission’s Form 8-K, the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release, dated October 31, 2006, of Community Bancshares, Inc. and Superior Bancorp

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCSHARES, INC.

/s/ Patrick M. Frawley
Patrick M. Frawley
Chairman, Chief Executive Officer and
President

Date: October 31, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated October 31, 2006, of Community Bancshares, Inc. and Superior Bancorp